UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2018 (December 20, 2018)

SMAAASH ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 15th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 878-3684

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K of Smaaash Entertainment Inc. (the “Company”) filed with the Securities and Exchange Commission (“SEC”) on November 7, 2018, and in an amended Current Report on Form 8-K/A filed with the SEC on November 15, 2018, (i) on November 2, 2018 the Company entered into a stock purchase agreement (the “Polar Purchase Agreement”) with Polar Asset Management Partners Inc. (“Polar”), pursuant to which Polar agreed to sell up to 490,000 shares of the Company’s common stock to the Company 30 days after the consummation of the Company’s initial business combination (the “Polar Sale”), and (ii) on November 5, 2018, the Company also entered into a stock purchase agreement (the “K2 Purchase Agreement”, and together with the Polar Purchase Agreement, the “Purchase Agreements”) with The K2 Principal Fund L.P. (“K2”), pursuant to which K2 agreed to sell up to 220,000 shares of the Company’s common stock to the Company 30 days after the consummation of the Company’s initial business combination (the “K2 Sale” and together with the Polar Sale, the “Stock Sales”). In connection with the Stock Sales, the Company established and deposited an aggregate of $7,255,305.77 into an escrow account (the “Escrow Account”) with Continental Stock Transfer & Trust Company, the escrow agent (the “Escrow Agent”), to be used for the Stock Sales as needed.

On December 20, the Company, Polar, K2 and the Escrow Agent, entered into an Amendment (the “Amendment”), pursuant to which, among other things, the Purchase Agreements were amended to (x) reduce the purchase price per share payable by the Company at the closing of the Stock Sales from $11.23 per share to (1) first $6.00 per share up to 20% of the original number of Shares (as defined in the respective Purchase Agreement), (2) then $5.00 per remaining share up to 20% of the original number of Shares, (3) then $4.00 per remaining share up to 20% of the original number of Shares, (4) then $3.00 per remaining Share up to 20% of the original number of Shares, and (5) then $2.00 per remaining Share up to 20% of the original number of Shares, (y) to extend the outside date of the closing of the Stock Sales until January 18, 2019, and (z) to authorize the issuance of $3,542,700 and $1,590,600 from the Escrow Account to Polar and K2, respectively, as partial payment for the Shares prior to the final closing of the Stock Sales.

In addition, pursuant to the terms of the Amendment, the Company agreed to amend its outstanding warrants (1) to reduce the exercise price of the warrants from $11.50 per share to $4.00 per share, subject to adjustment (the “Exercise Price Adjustment”) and (2) to revise the redemption provisions of the warrants to provide that the Company may only redeem each warrant in whole at a price of $0.1 per warrant upon a minimum of 30 days’ written notice of redemption if, and only if, the last sale price of the Company’s common stock equals or exceeds $7.00 per share (as opposed to the current $21.00 per share) for any 20 trading days within a 30-trading day period (the “Redemption Threshold Adjustment”); provided, however, that the Exercise Price Adjustment and the Redemption Threshold Adjustment shall only be effective upon the approval of the requisite number of warrant holders, as required by law.

Item 9.01.	Financial Statement and Exhibits.

d) Exhibits.

Exhibit No.	Description of Exhibits

4.1	Warrant Agreement, dated August 16, 2017, by and between Continental Stock Transfer & Trust Company and the Company (1)

10.1	Amendment, dated December 20, 2018, by and among the Company, Polar Asset Management Partners Inc., and The K2 Principal Fund L.P.

10.2	Stock Purchase Agreement, dated as of November 2, 2018, by and between the Company and Polar Asset Management Partners Inc. (2)

10.3	Stock Purchase Agreement, dated as of November 5, 2018, by and between the Company and K2 Principal Fund L.P. (3)

(1)	Previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, which was filed with the SEC on August 22, 2017, and is incorporated herein by reference thereto.

(2)	Previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, which was filed with the SEC on November 7, 2018, and is incorporated herein by reference thereto.

(3)	Previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, which was filed with the SEC on November 7, 2018, and is incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2018

SMAAASH ENTERTAINMENT INC.

By:	/s/ F. Jacob Cherian
Name: F. Jacob Cherian
Title: Chief Executive Officer